Exhibit 99.1

Warsaw, IN . . . July 9, 2007 . . . (NASDAQ:BMET)

BIOMET ANNOUNCES FOURTH QUARTER AND FISCAL YEAR-END RESULTS

Fourth Quarter Results

During the fourth quarter of fiscal year 2007, net sales increased 2% to $549,407,000. Excluding the impact of foreign currency, which increased fourth quarter revenues by approximately $15.8 million, net sales decreased 1% worldwide. On a constant currency basis, international sales increased 9% during the fourth quarter, while domestic sales decreased 7%.

Reported operating income for the fourth quarter of fiscal year 2007 was $54,473,000 compared to $150,605,000 for the fourth quarter of fiscal year 2006. Adjusted operating income, excluding special charges and stock compensation expense, was $142,101,000 for the fourth quarter of fiscal year 2007 compared to $166,500,000 for the fourth quarter of fiscal year 2006. Reported net income for the fourth quarter of fiscal year 2007 was $41,490,000, or $0.17 per share compared to $100,367,000 or $0.41 per share for the fourth quarter of fiscal year 2006. Adjusted net income for the quarter, excluding special charges and stock compensation expense, was $95,805,000, or $0.39 per share. Adjusted net income for the fourth quarter of fiscal year 2006 was $113,002,000, or $0.46 per share.

Reported results for the fourth quarter of fiscal year 2007 included special charges (pre-tax) of $86.4 million and stock compensation expense of $1.2 million, or $0.22 per share. The special charges (pre-tax) consisted of $29.9 million related to the renewal and re-negotiation of distribution agreements with existing distributors; $46.3 million related primarily to inventory write-downs and accounts receivable reserves related to its Biomet Trauma/Biomet Spine operations; $8.2 million in expenses related to the proposed Merger Agreement, and retirement/employment costs associated with changes in executive management; and $2 million in legal and accounting fees related to the previously announced stock option investigation.

Reconstructive device sales increased 8% worldwide to $402,890,000 during the fourth quarter of fiscal year 2007. Reconstructive device sales in the United States increased 1% and international reconstructive device sales increased 17%. Knee sales increased 6% worldwide during the fourth quarter and decreased 1% in the United States. Excluding instruments, fourth quarter knee sales increased 13% worldwide and 10% in the United States. During the fourth quarter, Biomet experienced continued strong demand for its recent product introductions for total and partial knee systems.

Hip sales increased 7% worldwide and 1% in the United States during the fourth quarter of fiscal year 2007. Excluding instruments, hip sales for the fourth quarter increased 9% worldwide and 4% in the United States. The Company’s broad platform of bearing options continued to receive excellent surgeon acceptance, including metal-on-metal, ceramic-on-ceramic, and second generation highly crosslinked polyethylene components. Biomet’s porous coated titanium hip stems also contributed to hip sales growth during the fourth quarter.

Extremity sales increased 13% worldwide during the fourth quarter of fiscal year 2007 and decreased 1% in the United States. Excluding instruments, fourth quarter extremity sales increased 17% worldwide and 5% in the United States. Dental reconstructive device sales increased 10% worldwide and 3% in the United States. Sales of bone cements and accessories increased 13% worldwide and 13% in the United States.

Fixation sales decreased 22% worldwide to $50,368,000 during the fourth quarter of fiscal year 2007 and decreased 30% in the United States. Craniomaxillofacial sales were flat in the United States and decreased 1% worldwide. Internal fixation sales decreased 3% worldwide and 7% in the United States, while external fixation sales decreased 14% worldwide and 22% in the United States. Electrical stimulation device sales decreased 48% worldwide and 49% in the United States.

Spinal product sales decreased 10% worldwide to $51,826,000 during the fourth quarter of fiscal year 2007 and decreased 17% in the United States. Sales of spinal implants and orthobiologics for the spine increased 7% worldwide and 1% in the United States, while spinal stimulation sales decreased 34% worldwide and 36% in the United States.

Sales of the Company’s “other products” decreased 2% worldwide to $44,323,000 during the fourth quarter of fiscal year 2007 and decreased 9% in the United States. Arthroscopy sales increased 9% worldwide and increased 2% in the United States, while sales of softgoods and bracing products decreased 10% worldwide and 11% in the United States.

Full Year Results

For the twelve months ended May 31, 2007, net sales increased 4% to $2.107 billion. Excluding the impact of foreign currency, which increased fiscal year 2007 revenues by $37.9 million, net sales increased 2% worldwide. On a constant currency basis, international sales increased 9% during fiscal year 2007 while domestic sales decreased 1%.

Reported operating income for fiscal year 2007 was $489,602,000 compared to $608,386,000 for fiscal year 2006. Adjusted operating income, excluding special charges and stock compensation expense, was $622,095,000, or 29.5% of sales for fiscal year 2007 compared to $627,227,000, or 31.0% of sales for fiscal year 2006. Reported net income for fiscal year 2007 was $335,892,000, or $1.37 per share compared to $405,908,000 or $1.63 per share for fiscal year 2006. Adjusted net income for the year, excluding special charges and stock compensation expense, was $419,904,000, or $1.71 per share. Adjusted net income for fiscal year 2006 was $420,644,000, or $1.69 per share.

Reported results for fiscal year 2007 included special charges (pre-tax) of $119.3 million and stock compensation related expenses of $13.2 million, or $0.34 per share. The special charges (pre-tax) consisted of $39.2 million related to the renewal and re-negotiation of distribution agreements with existing distributors; $57.3 million related primarily to inventory write-downs and accounts receivable reserves related to its Biomet Trauma/Biomet Spine operations; $17.5 million in expenses related to the proposed Merger Agreement and retirement/employment costs associated with changes in executive management; and $5.3 million in legal and accounting fees related to the previously announced stock option investigation.

Reconstructive device sales increased 9% worldwide during fiscal year 2007 to $1.5 billion. Reconstructive device sales in the United States increased 5% and international reconstructive device sales increased 14%. Fiscal year 2007 knee sales increased 8% worldwide and 5% in the United States. Excluding instruments, knee sales increased 12% worldwide and 11% in the United States. Hip sales increased 7% worldwide and 2% in the United States during fiscal year 2007. Excluding instruments, hip sales increased 8% worldwide and 3% in the United States.

Extremity sales increased 14% worldwide and 7% in the United States during fiscal year 2007. Excluding instruments, extremity sales increased 15% worldwide and 9% in the United States. During fiscal year 2007, dental reconstructive device sales increased 15% worldwide and 8% in the United States. Sales of bone cements and accessories were flat worldwide during fiscal year 2007 and increased 13% in the United States.

Fixation sales decreased 11% worldwide to $224,694,000 and decreased 17% in the United States during fiscal year 2007. Craniomaxillofacial sales increased 2% worldwide during fiscal year 2007 and decreased 1% in the United States. Internal fixation sales increased 2% worldwide and decreased 5% in the United States during fiscal year 2007, while external fixation sales decreased 13% worldwide and 17% in the United States. Electrical stimulation device sales decreased 25% worldwide and in the United States during fiscal year 2007.

Spinal product sales decreased 7% worldwide to $205,862,000 during fiscal year 2007 and decreased 12% in the United States. Sales of spinal implants and orthobiologics for the spine decreased 3% worldwide and in the United States, while spinal stimulation sales decreased 21% worldwide and in the United States during fiscal year 2007.

Sales of the Company’s “other products” were flat worldwide during fiscal year 2007 at $172,998,000 and decreased 4% in the United States. Fiscal year 2007 arthroscopy sales increased 10% worldwide and 3% in the United States. Sales of softgoods and bracing products decreased 5% worldwide and in the United States during fiscal year 2007.

Biomet’s President and Chief Executive Officer Jeffrey R. Binder stated, “Biomet is focused on improving its trauma and spine operations. We have strengthened our senior management team with recent promotions and new additions which, along with a robust new product pipeline, we expect will lead to improved operational performance for the Company. Upon completion of the pending merger, we will become a private company with the strong backing of equity sponsors who recognize our growth potential and support our dedication to providing high quality, innovative products. As a result, we expect to be in an even stronger position to deliver on our commitment to surgeons and their patients. I am honored to lead Biomet and I believe the Company possesses very attractive franchises in the musculoskeletal marketplace which will continue to strengthen as we implement our plans.”

About Biomet

Biomet, Inc. and its subsidiaries design, manufacture and market products used primarily by musculoskeletal medical specialists in both surgical and non-surgical therapy. Biomet’s product portfolio encompasses reconstructive products, including orthopedic joint replacement devices, bone cements and accessories, autologous therapies and dental reconstructive implants; fixation products, including electrical bone growth stimulators, internal and external orthopedic fixation devices, craniomaxillofacial implants and bone substitute materials; spinal products, including spinal stimulation devices, spinal hardware and orthobiologics; and other products, such as arthroscopy products and softgoods and bracing products. Headquartered in Warsaw, Indiana, Biomet and its subsidiaries currently distribute products in more than 100 countries.

For further information contact Daniel P. Florin, Senior Vice President, Biomet and Chief Financial Officer at (574) 372-1687, Greg W. Sasso, Senior Vice President, Biomet and President SBU Operations at (574) 372-1528 or Barbara Goslee, Director, Corporate Communications at (574) 372-1514.

Forward-Looking Statements

The is press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements are often indicated by the use of words such as “will,” “intend,” “anticipate,” “estimate,” “expect,” “plan” and similar expressions. Forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward looking statements due to, among others, the following factors: the results of ongoing investigations by the United States Department of Justice; the ability to successfully implement new technologies; the Company’s ability to sustain sales and earnings growth; the Company’s success in achieving timely approval or clearance of its products with domestic and foreign regulatory entities; the stability of certain foreign economic markets; the impact of anticipated changes in the musculoskeletal industry and the ability of the Company to react to and capitalize on those changes; the ability of the Company to successfully implement its desired organizational changes; the impact of the Company’s managerial changes; the Company’s inability to satisfy the conditions to closing the proposed transaction with LVB Acquisition, LLC (including receiving the requisite number of shares in the tender offer) and the costs and consequences of not closing the transaction; the effect of the pending transaction with LVB Acquisition, LLC on the Company’s business and its relationship with customers, distributors, employees and suppliers; the results and related outcomes of the review by the special committee of Company’s board of directors formed to investigate historical stock option granting practices; developments related to the Company’s internal controls over financial reporting disclosure controls and procedures; and other factors set forth in the Company’s filings with the SEC, including the Company’s most recent annual report on Form 10-K (as amended) and quarterly reports on Form 10-Q. Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or non-occurrence of future events. There can be no assurance as to the accuracy of forward-looking statements contained in this press release. The inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company’s objectives will be achieved. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements which speak only as of the date on which they were made.

All of Biomet’s financial information may be obtained on our website at www.biomet.com or you may contact us by e-mail at investor.relations@biometmail.com.

All trademarks are owned by Biomet, Inc., or one of its subsidiaries.

Use of non-GAAP Financial Information

To supplement Biomet’s consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP measures that exclude certain charges, including non-GAAP operating income, non-GAAP net income and non-GAPP net income per diluted share. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Biomet management believes that these non-GAAP measures provide useful information to investors; however, this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to the corresponding GAAP measure is included in the tables below.

BIOMET, INC.

RESULTS FOR THE QUARTERS AND YEARS ENDED MAY 31, 2007 and 2006

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	2007	2006	2007	2006
Net Sales	$549,407	$539,892	$2,107,428	$2,025,739
Cost of Sales	188,535	164,643	642,270	582,106

Gross Profit	360,872	375,249	1,465,158	1,443,633

S, G, & A	283,063	203,432	881,140	750,259
R & D	23,336	21,212	94,416	84,988

Operating Income	54,473	150,605	489,602	608,386

Other Income (Expense), Net	3,684	325	11,970	2,609

Income Before Taxes	58,157	150,930	501,572	610,995
Income Taxes	16,667	50,563	165,680	205,087

Net Income	$41,490	$100,367	$335,892	$405,908

Earnings per Share
Basic	$.17	$.41	$1.37	$1.64
Diluted	.17	.41	1.37	1.63

Basic Shares Outstanding	245,564	245,518	245,217	247,576
Diluted Shares Outstanding	245,564	246,352	245,217	248,430

U.S. sales	$326,190	$349,508	$1,306,475	$1,325,113
Foreign sales	223,217	190,384	800,953	700,626

Reconstructive sales	$402,890	$372,656	$1,503,874	$1,379,420
Fixation sales	50,368	64,168	224,694	251,360
Spinal product sales	51,826	57,697	205,862	221,964
Other product sales	44,323	45,371	172,998	172,995

Management uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency, operating income as adjusted, net income as adjusted, and diluted earnings per share as adjusted. The term “as adjusted”, a non-GAAP financial measure, refers to financial performance measures that exclude the following charges for the fourth quarter and fiscal year 2007: (a) renewal and re-negotiation of distribution agreements with existing distributors; (b) inventory write-downs and accounts receivable reserves related to the Biomet Trauma/Biomet Spine operations; (c) expenses related to the proposed Merger Agreement and retirement/employment costs associated with changes in executive management; (d) legal and accounting fees related to the previously announced stock option investigation; and (e) tax effect of the above items, in addition to the following charges for the fourth quarter and fiscal year 2006: (1) the period impact of the separation package of the Company’s CEO and termination and reorganization expenses related to the Company’s Biomet Trauma/Biomet Spine subsidiary; (2) the period expenses related to the discontinuance of the Acumen Surgical Navigation Product Line and the investment in Z-KAT, Inc.; (3) the cross-licensing and settlement agreement with Cytomedix, Inc.; and (4) tax effect of the above items. The expenses incurred during the fourth quarters of fiscal year 2007 and 2006 were current period expenses and are not indicative of future results. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to team member performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

BIOMET, INC.

Reconciliation of non-GAAP financial information to GAAP financial information

RESULTS FOR THE QUARTER ENDED MAY 31, 2007 and 2006

(in thousands, except per share data)

	2007		2006
	Amount	Percent of Sales	Amount	Percent of Sales
Operating income, as reported	$54,473	9.9%	$150,605	27.9%
Stock compensation related expenses	1,228	0.2	(3,005)	(0.6)
Separation, termination	—	—	13,400	2.5
Discontinuance of product line	—	—	2,900	0.5
Licensing agreement	—	—	2,600	0.5
Distributor agreements	29,900	5.4	—	—
BTBS charges	46,300	8.5	—	—
Merger/management changes	8,200	1.5	—	—
Stock option investigation	2,000	0.4	—	—

Operating income, as adjusted	$142,101	25.9%	$166,500	30.8%

Net income, as reported	$41,490	7.6%	$100,367	18.6%
Stock compensation related expenses, net of taxes	871	0.2	(1,865)	(0.4)
Separation, termination	—	—	14,400	2.7
Discontinuance of product line	—	—	4,800	0.9
Licensing agreement	—	—	2,600	0.5
Distributor agreements	29,900	5.4	—	—
BTBS charges	46,300	8.5	—	—
Merger / management changes	8,200	1.5	—	—
Stock option investigation	2,000	0.4	—	—
Tax effect of adjustments	(32,956)	(6.2)	(7,300)	(1.4)

Net income, as adjusted	$95,805	17.4%	$113,002	20.9%

	2007		2006
	Basic	Diluted	Basic	Diluted
Earnings per share, as reported	$0.17	$0.17	$0.41	$0.41
Stock compensation related expenses, net of taxes	0.00	0.00	(0.01)	(0.01)
Separation, termination	—	—	0.06	0.06
Discontinuance of product line	—	—	0.02	0.02
Licensing agreement	—	—	0.01	0.01
Distributor agreements	0.12	0.12	—	—
BTBS charges	0.19	0.19	—	—
Merger / management changes	0.03	0.03	—	—
Stock option investigation	0.01	0.01	—	—
Tax effect of adjustments	(0.13)	(0.13)	(0.03)	(0.03)

Earnings per share, as adjusted	$0.39	$0.39	$0.46	$0.46

BIOMET, INC.

Reconciliation of non-GAAP financial information to GAAP financial information

RESULTS FOR THE YEARS ENDED MAY 31, 2007 and 2006

(in thousands, except per share data)

	2007		2006
	Amount	Percent of Sales	Amount	Percent of Sales
Operating income, as reported	$489,602	23.2%	$608,386	30.0%
Stock compensation related expenses	13,193	0.6	(59)	—
Separation, termination	—	—	13,400	0.8
Discontinuance of product line	—	—	2,900	0.1
Licensing agreement	—	—	2,600	0.1
Distributor agreements	39,200	1.9	—	—
BTBS charges	57,300	2.7	—	—
Merger / management changes	17,500	0.8	—	—
Stock option investigation	5,300	0.3	—	—

Operating income, as adjusted	$622,095	29.5%	$627,227	31.0%

Net income, as reported	$335,892	15.9%	$405,908	20.0%
Stock compensation related expenses, net of taxes	9,952	0.5	236	—
Separation, termination	—	—	14,400	0.8
Discontinuance of product line	—	—	4,800	0.2
Licensing agreement	—	—	2,600	0.1
Distributor agreements	39,200	1.9	—	—
BTBS charges	57,300	2.7	—	—
Merger / management changes	17,500	0.8	—	—
Stock option investigation	5,300	0.3	—	—
Tax effect of adjustments	(45,240)	(2.2)	(7,300)	(0.3)

Net income, as adjusted	$419,904	19.9%	$420,644	20.8%

	2007		2006
	Basic	Diluted	Basic	Diluted
Earnings per share, as reported	$1.37	$1.37	$1.64	$1.63
Stock compensation related expenses, net of taxes	0.04	0.04	—	—
Separation, termination	—	—	0.06	0.06
Discontinuance of product line	—	—	0.02	0.02
Licensing agreement	—	—	0.01	0.01
Distributor agreements	0.16	0.16	—	—
BTBS charges	0.23	0.23	—	—
Merger / management changes	0.07	0.07	—	—
Stock option investigation	0.02	0.02	—	—
Tax effect of adjustments	(0.18)	(0.18)	(0.03)	(0.03)

Earnings per share, as adjusted	$1.71	$1.71	$1.70	$1.69

Current year sales growth as reported and in local currencies is as follows:

	Sales Growth As Reported	FX Impact	Sales Growth in Local Currencies	Sales Growth As Reported	FX Impact	Sales Growth in Local Currencies
	Three Months			Twelve Months
U.S. sales	(7)%	0%	(7)%	(1)%	0%	(1)%
Foreign sales	17	8	9	14	5	9
Total sales	2	3	(1)	4	2	2

Reconstructive sales	8%	3%	5%	9%	2%	7%
Fixation sales	(22)	1	(23)	(11)	1	(12)
Spinal product sales	(10)	1	(11)	(7)	1	(8)
Other product sales	(2)	3	(5)	0	1	(1)

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